Exhibit 10.8

UP TO 2,200,000 SHARES

US RESTAURANT PROPERTIES, INC.

COMMON STOCK

UNDERWRITING AGREEMENT

JUNE 7, 2004

UNDERWRITING AGREEMENT

June 7, 2004

MORGAN KEEGAN & COMPANY, INC.

50 N. Front Street

Memphis, Tennessee 38103

Ladies and Gentlemen:

INTRODUCTION.

The stockholders of US Restaurant Properties, Inc., a Maryland corporation (the “Company”) named on Exhibit A (collectively the “Selling Stockholders”), propose to sell to Morgan Keegan & Company, Inc. (the “Underwriter”), in the proportions set forth on Exhibit A, an aggregate of 1,100,000 shares (the “Firm Common Shares”) of Common Stock of the Company, par value $0.001 per share (the “Common Stock”). In addition, if, but only if, prior to 8:30 a.m. Eastern time on the day immediately following the date of this Agreement (the “Notice Deadline”) the Underwriter shall provide written notice to Selling Stockholders (the “Additional Shares Notice”) that it intends to purchase from the Selling Stockholders up to 1,100,000 additional shares of Common Stock (the “Additional Common Shares”), the Selling Stockholders have agreed to sell to the Underwriter the number of Additional Common Shares as are set forth in the Additional Shares Notice, in the proportions set forth on Exhibit A. In addition, the Selling Stockholders have granted an option, exercisable for 30 days from and after the date hereof, to the Underwriter to purchase up to an additional 15% of the combined number of Firm Common Shares and Additional Common Shares, as provided in Section 3 (collectively, the “Overallotment Common Shares”), in the proportions set forth on Exhibit A. The Firm Common Shares, the Additional Common Shares (if any) and, if and to the extent such option is exercised, the Overallotment Common Shares are collectively called the “Common Shares.” The foregoing notwithstanding, in no event shall the number of Common Shares to be sold hereunder exceed 2,200,000.

The Company (i) has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-113672), which, as subsequently amended, contains a form of prospectus to be used in connection with the public offering and sale of the Common Shares, and (ii) has prepared, and will file with the Commission prior to the First Closing Date (as defined below) in accordance with Rule 424(b), a prospectus supplement supplementing such form of prospectus (the “prospectus supplement”). Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein, and any information deemed to be a part thereof, at the time of effectiveness pursuant to Rule 430A under the Securities Act or pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” Such prospectus, as supplemented by the prospectus supplement, together with the documents incorporated or deemed to be incorporated by reference therein prior to the date hereof, is called the “Prospectus.” All references in this Agreement to the Registration Statement, the Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “disclosed,” “included,” “filed as part of” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

The Company and the Selling Stockholders hereby confirm the agreements with the Underwriter as follows:

SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to the Underwriter as follows:

(a) Compliance with Registration Requirements.

The Registration Statement has been declared effective by the Commission under the Securities Act. The Company has complied with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

The Prospectus when filed, and as of the date of the prospectus supplement, complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), will be identical to the copy thereof delivered to the Underwriter for use in connection with the offer and sale of the Common Shares. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment or supplement thereto, as of its date and as of the First Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

(b) Offering Materials Furnished to Underwriter.

The Company has delivered to the Underwriter one conformed copy of the Registration Statement and the Prospectus in such quantities and at such places as the Underwriter has reasonably requested.

(c) Distribution of Offering Material By the Company.

The Company has not distributed and will not distribute, prior to the completion of the Underwriter’s distribution of the Common Shares, any offering material in connection with the offering and sale of the Common Shares other than the Prospectus or the Registration Statement.

(d) The Underwriting Agreement.

This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, each of the Company and the Selling Stockholders, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(e) Authorization of the Common Shares.

The Common Shares are validly issued, fully paid and nonassessable.

(f) No Applicable Registration or Other Similar Rights.

No persons possess registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(g) No Material Adverse Change.

Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business; and (iii) except for regular quarterly dividends on the Common Stock in amounts per share consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(h) Independent Accountants.

Deloitte & Touche LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus, are an independent registered public accounting firm as required by the Securities Act and the Exchange Act.

(i) Preparation of the Financial Statements.

The financial statements filed with the Commission and incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the consolidated results of their operations and cash flows for the periods specified. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement.

(j) Incorporation and Good Standing of the Company and its Corporate Subsidiaries.

Each of the Company and its subsidiaries that is a corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each subsidiary that is a corporation is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each subsidiary that is a corporation has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule l(j) attached hereto.

(k) Formation and Good Standing of Partnership and Limited Liability Company Subsidiaries.

Each of the Company’s subsidiaries that is organized as a limited partnership or a limited liability company has been duly organized or formed, as the case may be, and is validly existing as a limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization or formation, as the case may be, and has partnership or limited liability company power and authority, as the case may be, to own, lease and operate its properties and to conduct its business as described in the Prospectus. Each of the Company’s subsidiaries that is organized as a limited partnership or a limited liability company is duly qualified as a foreign partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. The Company directly or indirectly owns all outstanding general partnership interests and limited partnership interests of each subsidiary that is organized as a limited partnership and all membership interests of each subsidiary that is organized as a limited liability company. All such general partnership interests, limited partnership interests and membership interests, as the case may be, directly or indirectly owned by the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

(l) Capitalization and Other Capital Stock Matters.

The Company has 165,000,000 shares of authorized capital stock, consisting of 100,000,000 shares of common stock, par value $0.001 per share, 50,000,000 shares of preferred stock, par value $0.001 per share and 15,000,000 shares of excess stock, par value $0.001 per share. The number of shares of common stock issued and outstanding as of May 5, 2004 was 22,552,639. The Common Stock (including the Common Shares) conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any capital stock, partnership interests or membership interests of any of its subsidiaries other than those described in the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

(m) Stock Exchange Listing.

The Common Shares are listed on the New York Stock Exchange. The Company has not been informed of any withdrawal, revocation, cancellation or conditioning of such listing.

(n) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.

Neither the Company nor any of its subsidiaries is in violation of its charter, by-laws, partnership agreement, operating agreement or similar organizational documents and nor is any of them in default (or, with the giving of notice or lapse of time, none of them would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or the partnership agreement, operating agreement or similar organizational documents of any subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except such as (i) have been obtained or made by the Company and are in full force and effect under the Securities Act, and (ii) may be required by applicable state securities or blue sky laws and from the National Association of Securities Dealers, Inc. (the “NASD”).

(o) No Material Actions or Proceedings.

There are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent which, if determined adversely to the Company could reasonably be expected to result in a Material Adverse Change.

(p) Intellectual Property Rights.

The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as described in the Prospectus; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change. To the Company’s knowledge, none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons.

(q) All Necessary Permits, etc.

The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

(r) Title to Properties.

Except as described in the Prospectus, the Company and its subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(i) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(s) Tax Law Compliance.

The Company and each of its subsidiaries have accurately prepared, in all material respects, and timely filed all federal, state, foreign and other tax returns that are required to be filed by it and have paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes, fines, penalties, and all taxes which the Company and each of its subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except, in all cases, for any such tax, assessment or similar charge that the Company is contesting in good faith and except in any case in which the failure to so file or pay would not in the aggregate result in a Material Adverse Change. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined, except where failure to make such charges, accruals and reserves would not result in a Material Adverse Change. No deficiency assessment with respect to a proposed adjustment of the Company’s or any of its subsidiaries’ federal, state, or other taxes is pending or, to the best of the Company’s knowledge, threatened which could reasonably be expected in the aggregate to result in a Material Adverse Change. There is no tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries.

(t) Company Not an “Investment Company.”

The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and after receipt of payment for the Common Shares will not be, an “investment company” within the meaning of Investment Company Act and intends to conduct its business in a manner so that it will not become subject to the Investment Company Act.

(u) Insurance.

Except as disclosed in the Prospectus, the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. Except as disclosed in the Prospectus, the Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

(v) No Price Stabilization or Manipulation.

The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares.

(w) Related Party Transactions.

There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Prospectus which have not been described as required.

(x) Exchange Act Compliance.

The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the First Closing Date will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(y) No Unlawful Contributions or Other Payments.

Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

(z) Company’s Accounting System.

The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(aa) Compliance with Environmental Laws.

Except as otherwise disclosed in the Prospectus or as would not otherwise require disclosure under federal securities laws, (i) to the knowledge of the Company, neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received notice, and no notice by any person or entity, alleging potential material liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Materials of Environmental Concern at any location or alleging a potential or actual violation of Environmental Laws (collectively, “Environmental Claims”), pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that reasonably could result in a material violation of any Environmental Law or form the basis of a potential material Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law which would be reasonably likely to result in a Material Adverse Change.

(bb) ERISA Compliance.

The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(cc) Brokers.

Except as otherwise disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(dd) No Outstanding Loans or Other Indebtedness.

There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them, except as disclosed in the Prospectus.

(ee) Compliance with Laws.

The Company has not been advised, and has no reason to believe, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result, individually or in the aggregate, in a Material Adverse Change.

(ff) Status as a Real Estate Investment Trust.

Except as otherwise disclosed or incorporated by reference in the Registration Statement, the Company is organized in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s method of operation will enable it to meet the requirements for taxation as a real estate investment trust under the Code. The Subsidiaries of the Company that are partnerships will be treated as partnerships for federal income purposes and not as corporations or associations taxable as corporations. The Company and any subsidiary that is a “taxable REIT subsidiary” as defined in Section 856(l) of the Code have properly elected that the subsidiary be treated as a taxable REIT subsidiary, and such election is still in full force and effect. Such subsidiary meets the definition of a taxable REIT subsidiary as set forth in said section of the Code.

(gg) SEC Compliance.

The Company is in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002, including the related rules and regulations promulgated thereunder by the Commission or the New York Stock Exchange.

Any certificate signed by an officer of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters set forth therein.

The Company acknowledges that the Underwriter and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriter, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS.

Each Selling Stockholder hereby severally, and not jointly, represents and warrants to the Underwriter as follows:

(a) The Underwriting Agreement.

This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(b) Title to Common Shares to be Sold; All Authorizations Obtained.

Such Selling Stockholder has, and on the First Closing Date and the Second Closing Date (as defined below) will have, good and marketable title to all of the Common Shares which may be sold by such Selling Stockholder pursuant to this Agreement on such date free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorizations and approvals required by law and under its organizational documents, if applicable, to enter into this Agreement, to sell, transfer and deliver all of the Common Shares which may be sold by such Selling Stockholder pursuant to this Agreement and to comply with its other obligations hereunder.

(c) Delivery of the Common Shares to be Sold.

Upon payment for the Common Shares to be sold by such Selling Stockholder as provided herein, delivery of such Common Shares, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by Depository Trust Company (“DTC”), registration of such Common Shares in the name of Cede or such other nominee and on the Company’s share registry in accordance with the Company’s Certificate of Incorporation, Bylaws and applicable law and as required by Section 8-401 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”) and an indication from DTC by book entry that the Common Shares being purchased by or on behalf of the Underwriter have been credited to “securities accounts” (as defined in Section 8-501 of the UCC) of the Underwriter with DTC (assuming that neither DTC nor the Underwriter has notice of any adverse claim (as such phrase is defined in Section 8-105 of the UCC) to such Common Shares), (i) DTC shall be a “protected purchaser” of such Common Shares within the meaning of Section 8-303 of the Uniform Commercial Code (“UCC”), and (ii) under Section 8-501 of the UCC, the Underwriter will acquire a valid “security entitlement” (as defined in Section 8-102 of the UCC) to the Common Shares being so purchased by or on behalf of the Underwriter, and, to the extent governed by the UCC, no action based on any “adverse claim” (as defined in Section 8-102 of the UCC) (a “UCC Adverse Claim”) to such Common Shares (or security entitlement with respect thereto) may properly be asserted against the Underwriter with respect to such security entitlement; it being understood that for the purpose of this representation and warranty, such Selling Stockholder may assume that when such payment, delivery, registration and crediting occur, (x) Cede or such other nominee is not a “securities intermediary” (as defined in Section 8-102 of the UCC), (y) registration of such Common Shares in the name of Cede or another nominee designated by DTC is effective to register such Common Shares in the name of DTC for purposes of Section 8-106(b)(2) of the UCC, and (z) DTC is a “clearing corporation” (as defined in Section 8-102 of the UCC).

(d) Non-Contravention; No Further Authorizations or Approvals Required.

The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, will not contravene or conflict with, result in a breach of, or constitute a Default under, or require the consent of any other party to, the organizational documents of such Selling Stockholder or any other agreement or instrument to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, any provision of applicable law or any judgment, order, decree or regulation applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Stockholder of the transactions contemplated in this Agreement, except such as have been obtained or made and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD.

(e) No Registration or Other Similar Rights.

Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except rights that are waived for purposes of this offering or satisfied by this offering.

(f) No Further Consents, etc.

No consent, approval or waiver is required under any instrument or agreement to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriter of any of the Common Shares which may be sold by such Selling Stockholder under this Agreement or the consummation by such Selling Stockholder of any of the other transactions contemplated hereby.

(g) Disclosure Made by Such Selling Stockholder in the Prospectus.

All information furnished by or on behalf of such Selling Stockholder in writing expressly for use in the Registration Statement and Prospectus is, and on the First Closing Date and the Second Closing Date will be, true, correct, and complete in all material respects, and does not, and on the First Closing Date and the Second Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. Such Selling Stockholder confirms as accurate the number of shares of Common Stock set forth opposite such Selling Stockholder’s name in the Prospectus under the caption “Principal Stockholders” and “Selling Stockholders” (both prior to and after giving effect to the sale of the Common Shares).

(h) No Price Stabilization or Manipulation.

Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

(i) Registration Statement and Prospectus.

Such Selling Stockholder is familiar with the Registration Statement and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement or the Prospectus which material fact, condition or information would be reasonably likely to result in a Material Adverse Change. For purposes of the preceding sentence, knowledge shall mean the actual knowledge of David M. West, Len W. Allen, Jr., or Gregory I. Strong. Such Selling Stockholder is not prompted to sell its Common Shares by any information concerning the Company which is not set forth in the Registration Statement and the Prospectus. Any certificate signed by or on behalf of such Selling Stockholder and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by such Selling Stockholder to the Underwriter as to the matters covered thereby. Such Selling Stockholder acknowledges that the Underwriter and, for purposes of the opinion to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriter, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Any certificate signed by an officer of a Selling Stockholder and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by such Selling Stockholder to the Underwriter as to the matters set forth therein.

Each Selling Stockholder acknowledges that the Underwriter and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriter, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

SECTION 3. PURCHASE, SALE AND DELIVERY OF THE COMMON SHARES.

(a) The Firm Common Shares.

The Selling Stockholders agree to sell to the Underwriter the Firm Common Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriter agrees to purchase from the Selling Stockholders all of the Firm Common Shares. The purchase price per Firm Common Share to be paid by the Underwriter to the Selling Stockholders shall be $15.0765 per share (representing a public offering price of $15.5500 per share, less an underwriting discount of $0.4735 per share).

(b) The Additional Common Shares.

Provided that prior to the Notice Deadline the Underwriter shall have provided to the Selling Stockholders the Additional Shares Notice, the Selling Stockholders agree to sell to the Underwriter at the price set forth in subsection (a) above the number of Additional Common Shares set forth in the Additional Shares Notice. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriter agrees to purchase from the Selling Stockholders the number of Additional Common Shares as the Underwriter shall have set forth in the Additional Shares Notice.

(c) The First Closing Date.

Delivery of the Firm Common Shares and any Additional Common Shares to be purchased by the Underwriter and payment therefor shall be made at 9:00 a.m., New York City time, on June 11, 2004 or such other time and date as the Underwriter shall designate by notice to the Selling Stockholders (the time and date of such delivery for the Firm Common Shares are called the “First Closing Date”). The Selling Stockholders hereby acknowledge that circumstances under which the Underwriter may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Underwriter to recirculate to the public copies of an amended or supplemented Prospectus.

(d) The Second Closing Date.

In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Selling Stockholders hereby grant an option to the Underwriter to purchase from the Selling Stockholders at the purchase price per share to be paid by the Underwriter for the Firm Common Shares the Overallotment Common Shares. The option granted hereunder is for use by the Underwriter solely in covering any over-allotments in connection with the sale and distribution of the Firm Common Shares and Additional Common Shares. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Underwriter to the Selling Stockholders, which notice may be given at any time within 30 days from the date of this

Agreement. Such notice shall set forth (i) the aggregate number of Overallotment Common Shares as to which the Underwriter is exercising the option, (ii) the names and denominations in which the certificates for the Overallotment Common Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Common Shares and the Overallotment Common Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called the “Second Closing Date” and shall be determined by the Underwriter and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. The Underwriter may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Selling Stockholders.

(e) Public Offering of the Common Shares.

The Underwriter hereby advises the Company and the Selling Stockholders that the Underwriter intends to offer for sale to the public, as described in the Prospectus, the Common Shares as soon after this Agreement has been executed as the Underwriter, in its sole judgment, has determined is advisable and practicable.

(f) Payment for the Common Shares.

Payment for the Common Shares shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Selling Stockholders.

(g) Delivery of the Common Shares.

The Selling Stockholders shall deliver, or cause to be delivered, to the Underwriter, through the facilities of the Depository Trust Company (“DTC”), for the account of the Underwriter, the Firm Common Shares and any Additional Common Shares at the First Closing Date, against receipt of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Selling Stockholders shall also deliver, or cause to be delivered, to the Underwriter, through the facilities of DTC, for the account of the Underwriter, any Overallotment Common Shares the Underwriter has agreed to purchase at the First Closing Date or the Second Closing Date, as the case may be, against receipt of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Common Shares shall be in definitive form and registered in such names and denominations as the Underwriter shall have requested at least two full business days prior to the First Closing Date (or Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or Second Closing Date, as the case may be) at the office of DTC or its designated custodian or at such other location in New York City as the Underwriter may designate (the “Designated Office”). The documents to be delivered on the First Closing Date (or Second Closing Date, as the case may be) on behalf of the parties hereto pursuant to this Agreement shall be delivered at the offices of Bass, Berry & Sims PLC, 100 Peabody Place, Suite 900, Memphis, Tennessee 38103 (or at such other location as the Underwriter may designate) and the Common Shares shall be delivered at the Designated Office, all on the First Closing Date (or Second Closing Date, as the case may be). Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriter.

(h) Delivery of Prospectus to the Underwriter.

Not later than 12:00 p.m. on the second business day following the date the Common Shares are first released by the Underwriter for sale to the public, the Selling Stockholders shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Underwriter shall reasonably request.

SECTION 4. ADDITIONAL COVENANTS OF THE COMPANY.

The Company covenants and agrees with the Underwriter as follows:

(a) Underwriter’s Review of Proposed Amendments and Supplements.

During such period beginning on the date hereof and ending on the later of the First Closing Date (or the Second Closing Date, as the case may be) or such date, as in the opinion of counsel for the Underwriter, the Prospectus is no longer required by law to be delivered in connection with sales by the Underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Underwriter for review a copy of each such proposed amendment or supplement and shall permit the Underwriter a reasonable opportunity to comment thereon, and shall consider in good faith any comments made by, or changes requested by, or objections to the filing of any such amendment or supplement communicated within three business days to the Company by, the Underwriter or its attorneys or advisors.

(b) Securities Act Compliance.

During the Prospectus Delivery Period, the Company shall promptly advise the Underwriter in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) were received in a timely manner by the Commission.

(c) Amendments and Supplements to the Prospectus and Other Securities Act Matters.

If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Underwriter or counsel for the Underwriter it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 4(a) hereof), file with the Commission and furnish at its own expense to the Underwriter and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(d) Copies of any Amendments and Supplements to the Prospectus.

The Company agrees to furnish the Underwriter, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto as the Underwriter may reasonably request and as many copies of the documents incorporated or deemed incorporated by reference therein as the Underwriter may reasonably request.

(e) Blue Sky Compliance.

The Company shall cooperate with the Underwriter and counsel for the Underwriter to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Underwriter, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Underwriter promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(f) Transfer Agent.

The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

(g) Earnings Statement.

As soon as practicable, the Company will make generally available to its security holders an earnings statement (which need not be audited) that satisfies the provisions of the last paragraph of Section 11(a) of the Securities Act.

(h) Periodic Reporting Obligations.

During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act.

(i) Company to Provide Interim Financial Statements.

Prior to each of the First Closing Date and the Second Closing Date, the Company will furnish the Underwriter, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(j) New York Stock Exchange Listing.

The Company will use its best efforts to maintain the listing of the Common Shares on the New York Stock Exchange.

(k) Exchange Act Compliance.

During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(l) Agreement Not to Offer or Sell Additional Securities.

During the period commencing on the date hereof and ending on the 30th day following the date of the Prospectus, none of the Selling Stockholders or the Company will, without the prior written consent of the Underwriter (which consent may be withheld at the sole discretion of the Underwriter), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Common Shares); provided, however, that (x) the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus or pursuant to any other agreement obligating the

Company to issue common stock in effect on the date hereof, subject to the terms of any “lock up” agreements to which holders of such shares, options or Common Stock may be bound and (y) that nothing herein shall prohibit transfers to an Affiliate (as defined in Rule 405 of the Securities Act) of a Selling Stockholder that agrees in writing to be bound by the foregoing restrictions. Any such transfer by a Selling Stockholder shall not release such Selling Stockholder of its obligations under this Agreement.

(m) No Manipulation of Price.

The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(n) Additional Documents.

On or before each of the First Closing Date and the Second Closing Date, as the case may be, the Company will provide to the Underwriter and counsel for the Underwriter such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

(o) Press Releases During the Prospectus Delivery Period.

The Company shall furnish to the Underwriter for review, a copy of any press release that the Company or any of its affiliates proposes to issue with respect to or that otherwise references the offering of the Common Shares, and shall not issue any such press release or make any public statement with respect to or otherwise referring to the offering of the Common Shares without the approval of the Underwriter.

The Underwriter may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 5. PAYMENT OF EXPENSES.

The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all fees and expenses of the Company’s counsel, and Selling Stockholders’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (v) all filing fees, attorneys’

fees and expenses incurred by the Company or the Underwriter in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Underwriter, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriter of such qualifications, registrations and exemptions, (vi) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriter in connection with, the NASD’s review and approval of the Underwriter’s participation in the offering and distribution of the Common Shares, (vii) the fees and expenses associated with listing the Common Shares on the New York Stock Exchange, and (viii) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement. Except as provided in this Section 5, Section 7, Section 9 and Section 10 hereof, the Underwriter shall pay its own expenses, including the fees and disbursements of its counsel. The Selling Stockholders each further agree with the Underwriter to pay all taxes incident to the sale and delivery of the Common Shares to be sold by such Selling Stockholder to the Underwriters hereunder. This Section 5 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Stockholders, on the other hand.

SECTION 6. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITER.

The obligations of the Underwriter to purchase and pay for the Common Shares as provided herein on the First Closing Date and the Second Closing Date, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders set forth in Section 1 and Section 2, respectively, as of the date hereof and as of the First Closing Date as though then made and, with respect to the Second Closing Date, as of the Second Closing Date as though then made, to the timely performance by the Company and the Selling Stockholders of its covenants and other obligations hereunder and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Underwriter shall have received from Deloitte & Touche LLP, independent registered public accounting firm for the Company, a letter dated the date hereof addressed to the Underwriter, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(b) Compliance with Registration Requirements; No Stop Order. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and the Second Closing Date, as the case may be:

(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities

Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; and

(ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the First Closing Date and the Second Closing Date, as the case may be:

(i) in the reasonable judgment of the Underwriter there shall not have occurred any Material Adverse Change; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(d) Opinion of Counsel for the Company. On the First Closing Date and the Second Closing Date, as the case may be, the Underwriter shall have received the favorable opinion of Locke Liddell & Sapp LLP, counsel for the Company, dated the First Closing Date and, with respect to the Second Closing Date, dated the Second Closing Date, in each case with respect to the substantive matters, and in a form, to be negotiated in good faith prior to the First Closing Date.

(e) Opinion of Counsel for the Underwriter. On the First Closing Date and the Second Closing Date, as the case may be, the Underwriter shall have received from Bass, Berry & Sims, PLC, counsel for the Underwriter, such opinion or opinions, dated the First Closing Date and, with respect to the Second Closing Date, dated the Second Closing Date, with respect to such matters as the Underwriter may reasonably require.

(f) Opinion of Counsel for the Selling Stockholders. On the First Closing Date and the Second Closing Date, as the case may be, the Underwriter shall have received the favorable opinion of Vinson & Elkins L.L.P., counsel for the Selling Stockholders, dated the First Closing Date and, with respect to the Second Closing Date, dated the Second Closing Date, in each case with respect to the substantive matters, and in a form, to be negotiated in good faith prior to the First Closing Date.

(g) Selling Stockholders’ Certificate. On the First Closing Date and the Second Closing Date, as the case may be, the Underwriter shall have received a written certificate executed by each Selling Stockholder, dated the First Closing Date and, with respect to the Second Closing Date, dated the Second Closing Date, to the effect that:

(i) the representations, warranties and covenants of such Selling Stockholder set forth in Section 2 of this Agreement are true and correct with the same force and effect as though expressly made by such Selling Stockholder on and as of such closing date; and

(ii) such Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such First or Second Closing Date.

(h) Company Officers’ Certificate. On the First Closing Date and the Second Closing Date, as the case may be, the Underwriter shall have received a written certificate executed by the Chief Executive Officer and President of the Company and the Chief Financial Officer of the Company, dated the First Closing Date and, with respect to the Second Closing Date, dated the Second Closing Date, to the effect set forth in subsections (b)(ii) and (c)(ii) of this Section 6, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to the First Closing Date and the Second Closing Date, as the case may be, there has not occurred any Material Adverse Change;

(ii) the representations and warranties of the Company set forth in Section 1 of this Agreement that are qualified as to materiality or Material Adverse Change are true and correct (and those not so qualified are true and correct in all material respects), in each case, with the same force and effect as though expressly made on and as of the First Closing Date and, with respect to the Second Closing Date, as though expressly made on and as of the Second Closing Date;

(iii) the Company has complied in all material respects with all the agreements and covenants on its part to be performed hereunder and has satisfied all the conditions on its part to be satisfied hereunder at or prior to the First Closing Date and, with respect to the Second Closing Date, at or prior to the Second Closing Date; and

(iv) they have examined the Registration Statement and the Prospectus (including all documents incorporated or deemed to be incorporated by reference therein), and nothing has come to their attention that would lead them to believe that (A) either the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any documents incorporated by reference therein, as of their respective effective, issue or filing dates, as the case may be, or (B) the Prospectus, as amended or supplemented, and when read together with the documents incorporated by reference therein, as of the First Closing Date or the Second Closing Date, as the case may be, contained or contains, as of such date, any untrue statement of a material fact, or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) Bring-down Comfort Letter. On First Closing Date and the Second Closing Date, as the case may be, the Underwriter shall have received from Deloitte & Touche LLP, independent registered public accounting firm for the Company, a letter dated such date, in form and substance satisfactory to the Underwriter, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date and, with respect to the Second Closing Date, no more than three business days prior to the Second Closing Date.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriter by notice to the Company at any time on or prior to the First Closing Date or the Second Closing Date, as the case may be, which termination shall be without liability on the part of any party to any other party, except that Section 5, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination.

SECTION 7. REIMBURSEMENT OF UNDERWRITER’S EXPENSES.

If this Agreement is terminated by the Underwriter pursuant to Section 6 or if the sale to the Underwriter of the Common Shares on the First Closing Date (or the Second Closing Date, as the case may be) is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriter upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriter in connection with the proposed purchase and the offering and sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 8. EFFECTIVENESS OF THIS AGREEMENT.

This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

SECTION 9. INDEMNIFICATION.

(a) Indemnification of the Underwriter. The Company agrees to indemnify and hold harmless the Underwriter, its officers and employees, and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse the Underwriter and each such controlling person for any and all reasonable expenses (including reasonable legal fees and disbursements of counsel) as such expenses are reasonably incurred by the Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Underwriter by the Selling Stockholders. Each of the Selling Stockholders severally agrees to indemnify and hold harmless the Underwriter, its officers and employees, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of such Selling Stockholder contained herein; or (iv) in whole or in part upon any failure of such Selling Stockholder to perform its obligations hereunder or under law; or (v) upon any act or failure to act or any alleged act or failure to act by the Underwriter in connection with, or relating in any manner to, the Common Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the Selling Stockholders shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Underwriter through its bad faith or willful misconduct, and to reimburse the Underwriter and each such controlling person for any and all expenses) as such expenses are reasonably incurred by the Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, such Selling Stockholder shall not be subject to the obligations under this Section 9(b) based upon claims relating to subsections (i) or (ii) of this Section 9(b) unless either David M. West, Len W. Allen, Jr., or Gregory I. Strong had actual knowledge of any untrue statement or alleged untrue statement of a material fact in the Registration Statement, the Prospectus or any amendment or supplement thereto or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; provided further, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter (or its counsel) expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of the Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Common Shares, or any person controlling the Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 3 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. Notwithstanding any of the foregoing to the contrary, (1) the Underwriter agrees that the sole remedy of the Underwriter from and after the First Closing (or the Second Closing, if any, with respect to the Optional Common Shares) shall be pursuant to this Section 9(b) and Section 10, if applicable, (2) the maximum liability of each Selling Stockholder under this Section 9(b) shall be limited to an amount equal to the gross proceeds, net of underwriting commissions and discounts but before expenses, to such Selling Stockholder from the sale of its Common Shares hereunder and (3) the Company and the Underwriter agree that any Claims of the Underwriter against the Selling Stockholders for breach of contract, indemnification, reimbursement or advancement of expenses or otherwise pursuant to (A) subsections (i), (ii) or (v) of this Section 9(b), or (B) subsection (iii) of this Section 9(b) (but only if, and to the extent that, any Claim brought under subsection (iii) relates solely to the breach of the representation and warranty made by the Selling Stockholders in Section 1(B)(i) of this Agreement) shall first be sought by the Underwriter to be satisfied in full by the Company and shall be satisfied by the Selling Stockholders only to the extent the Company shall not have paid such claim in full or otherwise satisfied the indemnification obligations hereunder.

(c) Indemnification of the Company, its Directors and Officers and the Selling Stockholders. The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Stockholders and each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 9(c) shall be in addition to any liabilities that the Underwriter may otherwise have.

(d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 9 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(e) Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

SECTION 10. CONTRIBUTION.

(a) If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other hand, from the offering of the Common Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Selling Stockholders, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Common Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Shares pursuant to this Agreement (before deducting expenses) received by the Selling Stockholders, and the total underwriting discount received by the Underwriter, bear to the aggregate initial public offering price of the Common Shares. The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and/or the Selling Stockholders, on the one hand, or the Underwriter, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b) The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(d), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9(d) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(d) for purposes of indemnification.

(c) The Company, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

(d) Notwithstanding the provisions of this Section 10, the Underwriter shall not be required to contribute any amount in excess of the underwriting commissions received by the Underwriter in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each officer and employee of the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

(e) Notwithstanding the provisions of this Section 10, the liability of each Selling Stockholder under this Section 10 shall be limited to an amount equal to the gross proceeds, net of underwriting commissions and discounts but before expenses, to such Selling Stockholder from the sale of their Common Shares hereunder.

SECTION 11. TERMINATION OF THIS AGREEMENT.

Prior to the First Closing Date, this Agreement may be terminated by the Underwriter by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the New York Stock Exchange, or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (ii) a general banking moratorium shall have been declared by any of federal, New York or Tennessee authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the reasonable judgment of the Underwriter is material and adverse and makes it impracticable or inadvisable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the reasonable judgment of the Underwriter there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character that in the judgment of the Underwriter could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company or the Selling Stockholders to the Underwriter, (b) the Underwriter to the Company or the Selling Stockholders, or (c) of any party hereto to any other party except that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

SECTION 12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY.

The respective indemnities, agreements, representations, warranties and other statements of the Company, of the Selling Stockholders, of their respective officers and of the Underwriter set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter; the officers or employees of the Underwriter; any person controlling the Underwriter; any person controlling the Company or the Selling Stockholders; or the respective officers and employees of the Company, of the Selling Stockholders or of any person controlling the Company or the Selling Stockholders, (ii) acceptance of the Common Shares and payment for them hereunder and (iii) termination of this Agreement.

SECTION 13. NOTICES.

All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Underwriter:

Morgan Keegan & Company, Inc.

50 N. Front Street

Memphis, Tennessee 38103

Facsimile: 901-579-3527

Attention: Minor Perkins

with a copy to:

Bass, Berry & Sims PLC

100 Peabody Place

Memphis, Tennessee 38103

Facsimile: (901) 543-5999

Attention: John A. Good, Esq.

If to the Company:

US Restaurant Properties, Inc.

12240 Inwood Road, Suite 300

Dallas, Texas 75244

Facsimile: 972-490-9119

Attention: Stacy Riffe, Chief Financial Officer

with a copy (which shall not constitute notice) to:

Locke Liddell & Sapp LLP

2200 Ross Avenue, Suite 2200

Dallas, Texas 75201

Facsimile: (214) 740-8800

Attention: Kenneth L. Betts, Esq.

If to the Selling Stockholders:

LSF3 Capital Investments I, LLC

717 North Harwood Street, Suite 2200

Dallas, Texas 75201

Facsimile: 214-754-8401

Attention: J. D. Dell

LSF III Capital Investments, L.P.

717 North Harwood Street, Suite 2200

Dallas, Texas 75201

Facsimile: 214-754-8401

Attention: J. D. Dell

with a copy to:

Vinson & Elkins, L.L.P.

2001 Ross Avenue, Suite 3700

Dallas, Texas 75201

Facsimile: (214) 999-7895

Attention: Mark Early

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 14. SUCCESSORS.

This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Common Shares as such from the Underwriter merely by reason of such purchase.

SECTION 15. PARTIAL UNENFORCEABILITY.

The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16. GOVERNING LAW PROVISIONS.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Tennessee applicable to agreements made and to be performed in such state.

SECTION 17. GENERAL PROVISIONS.

(a) This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(b) Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 9 and 10 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

(c) Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Stockholders, the Underwriter, the Underwriter’s officers and employees, any controlling persons referred to herein, the Company’s directors and the Company’s and the Selling Stockholders’s respective officers and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement.

[The following page is the signature page.]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Selling Stockholders the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

US RESTAURANT PROPERTIES, INC.

By:	Stacy M.Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

LSF3 CAPITAL INVESTMENTS I, LLC

By:	J. D. Dell
Name:	J.D. Dell
Title:	President

LSF III CAPITAL INVESTMENTS, L.P.
By:	Lone Star Partners III, L.P., its sole general partner
By:	Lone Star Management Co. III, Ltd., its sole general partner

By:	J.D. Dell
Name:	J.D. Dell
Title:	President

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriter in Memphis, Tennessee as of the date first above written.

MORGAN KEEGAN & COMPANY, INC.

By:	Patrick Kruczek
Name:	Patrick Kruczek
Title:	Managing Partner

EXHIBIT A

SELLING STOCKHOLDERS

Selling Stockholders:

LSF3 Capital Investments I, LLC

LSF III Capital Investments, L.P.

Selling Proportions:

	LSF3 Capital Investments I, LLC	LSF III Capital Investments, L.P.

Firm Common Shares:	682,088	417,912

Additional Common Shares:	62.008% of Additional Common Shares sold	37.992% of Additional Common Shares sold

Overallotment Common Shares:	62.008% of Overallotment Common Shares sold	37.992% of Overallotment Common Shares sold

SCHEDULE 1(J)

SUBSIDIARIES

Fuel Supply, Inc.	USRP (Don), LLC

North American Restaurant Management, Inc.	USRP (Finance), LLC

Restaurant Acquisition Corp.	USRP (Fred), LLC

Restaurant Contractor Corp.	USRP (Gant1), LLC

Restaurant Funding, Inc.	USRP (Gant2), LLC

U.S. Restaurant Properties, Inc.	USRP (Hawaii), LLC

USRP (CAP), Inc.	USRP (Illinois), LLC

USRP Managing, Inc.	USRP (Jennifer), LLC

USRP Renovation Corp.	USRP (Jones), LLC

USRP Holding Corp.	USRP (JV1), LLC

GR Holding Corp.	USRP (Kruse), LLC

Arkansas Restaurants #10, L.P.	USRP (Manager), LLC

Restaurant Property Partners, L.P.	USRP (Midon), LLC

Restaurant Renovation Partners, L.P.	USRP (Minnesota), LLC

U.S. Restaurant Properties Development L.P.	USRP (Missouri), LLC

U.S. Restaurant Properties Operating L.P.	USRP (Molly), LLC

USRP (66), Ltd.	USRP (Palma), LLC

USRP (Carolina), Ltd.	USRP (Pat), LLC

USRP (Fain 10), L.P.	USRP (Peters), LLC

USRP Funding 2001-A, L.P.	USRP (Ribbit), LLC

USRP Funding 2002-A, L.P.	USRP (S&C), LLC

USRP (Katy), L.P.	USRP (Sarah), LLC

USRP (Lincoln), Ltd.	USRP (SFGP), LLC

USRP (Norman), Ltd.	USRP (SFGP) 2, LLC

USRP (PAC), L.P.	USRP (Shoport) 1, LLC

USRP (Quest), L.P.	USRP (St. Louis), LLC

USRP (San Antonio), Ltd.	USRP (Steve), LLC

USRP (Sho) 1, L.P.	USRP (Susi), LLC

USRP (T&C), LP	USRP (Sybra), LLC

GR1, LLC	USRP (Valerie), LLC

GR2, LLC	USRP GP, LLC

Pinnacle Restaurant Group, LLC	USRP GP1, LLC

Pinnacle Restaurant Group II, LLC	USRP GP3, LLC

USRP (Acquisition), LLC	USRP GP4, LLC

USRP (Bill), LLC	USRP GP5, LLC

USRP (Bob), LLC	USRP GP8, LLC

USRP (Cal), LLC

USRP (DeeDee), LLC